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                                                                    Exhibit 99.2
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For Immediate    Contact: Donald L. Drakeman  Kelly O'Brien
 Release         President and CEO            Middleberg Euro
---------------  Medarex, Inc.                for Medarex, Inc.
                 +1-609-430-2880              +1-212-699-2541
                                              kelly@middleberg.com




     Medarex Highlights Expanded UltiMAb Human Antibody Platform at the IBC
                      2000 Antibody Engineering Conference


La Jolla, CA; December 5, 2000 - Medarex, Inc., (Nasdaq: MEDX) showcased its expanded fully-integrated human antibody technology platform at IBC's Antibody Engineering Conference. Medarex unveiled a unique crossbred mouse developed in partnership with the pharmaceutical division of Kirin Brewery Co., Ltd. as the newest addition to its UltiMAb Human Antibody Development System/SM/.

With the UltiMAb platform, Medarex has assembled a unique family of genetically engineered mice for creating the entire spectrum of high-affinity, fully human antibodies. Medarex and Kirin combined their technologies, and the unique traits of the HuMAb-Mouse/(R)/ and TC Mouse, to create a new crossbred mouse that retains the capability to produce all human antibody isotypes with a robust immune response previously unseen in any human antibody producing mouse system. Medarex's HuMAb-Mouse has the proven ability to generate fully human antibodies with affinities in the picomolar range (as high as 10/12/). Developed by Kirin, the TC Mouse utilizes transchromosomic technology to generate human monoclonal antibodies of any isotype.

Conference presentations by Medarex and its technology partners, Biosite Discovery and Kirin, featured the three core technologies of Medarex's integrated human antibody platform: the UltiMAb Human Antibody Development System, T-12 Development/SM /and Trans-Phage Technology/SM/. With these three technologies, Medarex believes it has created an unparalleled full-service antibody development


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system spanning target validation, novel therapeutic agent discovery, cGMP production, and regulatory expertise for rapid advancement to clinical testing.

"By combining our technology with the phage display technology developed by Biosite, and the transchromosome technology developed by Kirin, Medarex is offering our partners what we believe is the broadest range of human antibody discovery and development tools in the industry," said Donald L. Drakeman, President and CEO of Medarex. "In addition, our experienced operations and regulatory teams have streamlined the process from target immunization through manufacturing and regulatory filing to create the T-12 Development program. With T-12, Medarex offers the potential for accelerated pre-clinical development, moving a novel antibody therapy from target to IND in about 12 months."

"With our UltiMAb system, we have been able to directly produce high-affinity IgG1, IgG2, IgG3, IgG4, and IgA antibodies, all from a single fusion. The UltiMAb technology can generate the entire spectrum of human antibodies," said Nils Lonberg, Vice President and Scientific Director of Medarex's GenPharm subsidiary. "We expect this will allow us to immediately access the widest possible variety of antibodies at the earliest stage of pre-clinical development."

Medarex will conduct a public conference call at 11:00 a.m. Eastern time on December 6, 2000 to discuss this news announcement and other recent company events. To access the call live, please dial 1-800-711-5301 within the U.S. or 1-785-832-0201 outside the U.S. The call will also be broadcast live via the Internet at http://www.videonewswire.com/MEDAREX/120600/, the username is monoclonal, and the password is antibody.

An archived broadcast of the call will be available for 60 days immediately following the conference call by dialing 1-888-566-0164 or via the Internet at http://www.videonewswire.com/MEDAREX/120600/, the username is monoclonal, and the password is antibody.

Medarex is a biopharmaceutical company developing monoclonal antibody-based therapeutics to fight cancer and other life-threatening and debilitating diseases. Medarex has assembled a broad platform of patented technologies for antibody discovery and development, including the UltiMAb Human Antibody Development System/SM/ for the creation of high-affinity, fully human antibodies; T-12

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Development/SM /offering the potential to move from target to trial in approximately 12 months; and Trans-Phage Technology/SM/ combining high throughput screening with fully human antibody development. Medarex creates and develops fully human antibodies for itself and others, offering a full range of antibody development capabilities, including pre-clinical and clinical manufacturing services. For more information about Medarex, visit its web site at http://www.medarex.com.

Except for the historical information presented herein, matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Such risks and uncertainties include risks associated with product discovery and development as well as risks detailed from time to time in the companies' public disclosure filings with the U.S. Securities and Exchange Commission (SEC), including the company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999. Copies of the company's public disclosure filings are available from the company's investor relations department.

TC Mouse is a trademark of Kirin Brewing Co., Ltd.

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